Kenexa Corporation and Subsidiaries
(In thousands)

	Three Months Ended
	December 31,
	2010	2009
	(unaudited)	(unaudited)
Supplemental Non-GAAP Financial Measures:
Gross profit	$39,435	$26,150
Add: share-based compensation expense	43	88
Add: acquisition-related fees	151	-
Non-GAAP gross profit	$39,629	$26,238

Sales and marketing	$15,637	$9,153
Less: share-based compensation expense	(128)	(254)
Less: acquisition-related fees	(595)	-
Non-GAAP sales and marketing	$14,914	$8,899

General and administrative	$15,939	$9,829
Less: share-based compensation expense	(681)	(861)
Less: acquisition-related fees	(2,678)	-
Non-GAAP general and administrative	$12,580	$8,968

Research and development	$4,208	$2,200
Less: share-based compensation expense	(112)	(82)
Less: acquisition-related fees	(218)	-
Non-GAAP research and development	$3,878	$2,118